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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97772) pertaining to the 1994 Incentive Stock Option and Non-Qualified Stock Option Plan of InfoMed Holdings, Inc. of our report dated February 23, 1998, with respect to the financial statements and schedule of Simione Central Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                               ERNST & YOUNG LLP


Atlanta, Georgia
March 25, 1998